Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of Forest City 401(k) Employee Savings Plan & Trust on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Forest City Enterprises, Inc. on Forms S-8 (File No. 333-65058, effective June 25, 1993 and File No. 333-173211, effective March 31, 2011).
/s/ Grant Thornton LLP
Cleveland, OH
June 18, 2015